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                                                                   EXHIBIT 23.1

                        [COOPERS & LYBRAND LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Pharmaceutical Product Development, Inc. on Form S-8 of our reports (a) dated February 11, 1997, on our audit of the consolidated financial statements of Pharmaceutical Product Development, Inc. and its subsidiaries as of December 31, 1996 and for the year then ended appearing in the Annual Report on Form 10-K for the year ended December 31, 1996, and (b) dated February 22, 1996, on our audit of the combined balance sheet of Pharmaceutical Product Development, Inc., its affiliates and its consolidated subsidiaries as of December 31, 1995 and the related combined statements of operations, shareholders' equity and cash flows for the two years in the period then ended, prior to their restatement for the 1996 pooling of interests, appearing in the Annual Report on Form 10-K for the year ended December 31, 1995.



                                                /s/ Coopers & Lybrand L.L.P.
                                                -----------------------------
                                                Coopers & Lybrand L.L.P.



Raleigh, North Carolina
June 2, 1997